                                                                    EXHIBIT 99.1

                     AMERICAN PHARMACEUTICAL PARTNERS, INC.
                             1997 STOCK OPTION PLAN

                  1.       PURPOSE.
                           -------

                  The Plan is intended to provide incentive to key employees, directors and consultants of the Corporation and its Subsidiaries, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation and its Subsidiaries or such key directors and consultants to remain in the service of the Corporation and its Subsidiaries, and to attract new employees, directors and consultants with outstanding qualifications.

                  2.       DEFINITIONS.  Unless otherwise defined herein or the
                           -----------
context otherwise requires, the capitalized terms used herein shall have the following meanings:

                           (a)   "Administrator" shall mean the Board or the
                                  -------------
Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

                           (b)   "Board" shall mean the Board of Directors of
                                  -----
the Corporation.

                           (c)   "Code" shall mean the Internal Revenue Code of
                                  ----
1986, as amended.

                           (d)   "Commission" shall mean the Securities and
                                  ----------
Exchange Commission.

                           (e)   "Committee" shall mean the committee appointed
                                  ---------
by the Board in accordance with Section 4 of the Plan.

                           (f)   "Common Stock" shall mean the common stock of
                                  ------------
the Corporation and any class of shares into which such Common Stock hereafter may be converted or reclassified.

                           (g)   "Corporation" shall mean American
                                  -----------
Pharmaceutical Partners, Inc., a California corporation.

                           (h)   "Disability" shall mean a medically
                                  ----------
determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if (i) it can be expected to result in death or has lasted or it can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that Disability exists.

                                 (i)   "Disinterested Person" shall mean a
                                        --------------------
member of the Board who is a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated by the Commission under the Exchange Act, or any successor rule.

                                 (j)   "Employee"  shall mean an individual
                                        --------
who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation or a Subsidiary.

                                 (k)   "Exchange Act" shall mean the Securities
                                        ------------
Exchange Act of 1934, as amended.

                                 (l)   "Exercise Price" shall mean the price per
                                        --------------
Share of Common Stock, determined by the Administrator, at which an Option may be exercised.

                                 (m)   "Fair Market Value" shall mean the value
                                        -----------------
of one (1) Share of Common Stock, determined as follows:

                                       (i)   If the Shares are traded on an
exchange or over-the-counter on the National Market (the "NMS") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"),
(A) if listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in the NASDAQ system;

                                  (ii)   If the Shares are not traded on an
exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the business day immediately prior to the date of valuation or, if on such day such security is not quoted in the NASDAQ system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

                                  (iii)  If neither clause (i) nor (ii)
above applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

                                 (n)     "Incentive Stock Option" shall mean an
                                          ----------------------
option described in Section 422 of the Code.

                                 (o)     "Nonstatutory Stock Option" shall mean
                                          -------------------------
an option that does not meet the requirements of Section 422(b) of the Code or is not intended to be an Incentive Stock Option.

                                 (p)     "Option" shall mean any stock option
                                          ------
granted pursuant to the Plan. An Option shall be granted on the date the Administrator takes the necessary action to approve the grant. However, if the minutes or appropriate resolutions of the Administrator provide that an Option is to be granted as of a date in the future, the date of grant shall be that future date.

                                 (q)     "Option Agreement" shall mean a
                                          ----------------
written stock option agreement evidencing a particular Option.

                                 (r)     "Optionee" shall mean a Participant who
                                          --------
has received an Option.

                                 (s)     "Participant" shall have the meaning
                                          -----------
assigned to it in Section 5(a) hereof.

                                 (t)     "Plan" shall mean this American
                                          ----
Pharmaceutical Partners, Inc. 1997 Stock Option Plan, as it may be amended from time to time.

                                 (u)     "Purchase Price" shall mean the
                                          --------------
Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

                                 (v)     "Retirement" shall mean the voluntary
                                          ----------
cessation of employment by an Employee upon the attainment of age sixty-five
(65) and the completion of not less than twenty (20) years of service with the Corporation or a Subsidiary.

                                 (w)     "Section 16 Participant" shall mean a
                                          ----------------------
Participant who is (or, in the opinion of the Administrator, may be) generally subject to the Section 16 Requirements with respect to purchases and sales of Common Stock or other equity securities of the Corporation.

                                 (x)     "Section 16 Requirements" shall mean
                                          -----------------------
the those obligations and requirements imposed by Sections 16(a) and 16(b) of the Exchange Act and the rules of the Commission promulgated thereunder.

                                 (y)     "Securities Act" shall mean the
                                          --------------
Securities Act of 1933, as amended.

                                 (z)     "Share" shall mean one share of Common
                                          -----
Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

                                 (aa)    "Subsidiary" shall mean any subsidiary
                                          ----------
corporation as defined in Section 424(f) of the Code.

                      3.         EFFECTIVE DATE.
                                 --------------

                      The Plan was adopted by the shareholders of the Corporation and by the Board effective as of October 1, 1997.

                  4.       ADMINISTRATION.
                           --------------

                           (a)      Administrator.  Subject to subsection (c)
                                    -------------
below, the Plan shall be administered, in the discretion of the Board from time to time, by the Board or by a Committee which shall be appointed by the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

                           (b)      Powers of Administrator.  The Administrator
                                    -----------------------
shall from time to time at its discretion select the Employees, directors and consultants who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as Incentive Stock Options or Nonstatutory Stock Options, except that no Incentive Stock Option may be granted to a non-Employee director or a non-Employee consultant. A Committee or Board member shall in no event participate in any determination relating to Options held by or to be granted to such Committee or Board member. The interpretation and construction by the Administrator of any provision of the Plan or of any Option or Option Agreement shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                           (c)      Disinterested Administration.  For so long
                                    ----------------------------
as the Common Stock remains registered under the Exchange Act and Section 16 Participants are (or, in the opinion of the Board, may be) eligible to receive Options hereunder, this Plan shall be administered by a Committee consisting of two or more Board members who are Disinterested Persons.

                  5.       PARTICIPATION.
                           -------------

                           (a)      Eligibility.
                                    -----------

                           The Optionee shall be such persons (collectively,
"Participants"; individually a "Participant") as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 5(b) below:

                                    (i)   Employees (who may be officers,
whether or not they are directors);

                                    (ii)  Directors of the Corporation or of a
Subsidiary; and

                                    (iii) Consultants engaged by the Corporation
or a Subsidiary.

                  Notwithstanding provisions of the first paragraph of this
Section 5(a), the Administrator may at any time or from time to time designate one or more directors as being ineligible for selection as Participants in the Plan for any period or periods of time.

                           (b)      Ten-Percent Shareholders.
                                    ------------------------

                           A Participant who owns more than ten percent (10%) of
the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive (i) a Nonstatutory Stock Option unless the Exercise Price of the Shares subject to such Option is at least one hundred percent (100%) of the Fair Market Value of such Shares on the date of grant or (A) an Incentive Stock Option unless the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (B) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

                           (c)      Stock Ownership.
                                    ---------------

                           For purposes of Section 5(b) above, in determining
stock ownership, a Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Participant holds an Option shall not be counted.

                           (d)      Outstanding Stock.
                                    -----------------

                           For purposes of Section 5(b) above, "outstanding
stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

                  6.       STOCK.
                           -----

                  The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 4,000,000. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. The limitations established by this
Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified in that Section.

                  7.       TERMS AND CONDITIONS OF OPTIONS.
                           -------------------------------

                           (a)      Stock Option Agreements.
                                    -----------------------

                           Each Option shall be evidenced by an Option Agreement
substantially in the form of Annex A or Annex B (as applicable) to this Plan, or in such other form as the Administrator shall from time to time determine. Such Option Agreements need not be identical but shall comply with and be subject to the terms and conditions set forth in this Section 7.

                           (b)      Nature of Option.
                                    ----------------

                           Each Option shall state whether it is an Incentive
Stock Option or a Nonstatutory Stock Option.

                           (c)      Optionee's Undertaking.
                                    ----------------------

                           Each Optionee shall agree to remain in the employ or
service of the Corporation or a Subsidiary and to render services for a period as shall be determined by the Administrator, from the date of the granting of the Option, but such agreement shall not impose upon the Corporation or its Subsidiaries any obligation to retain the Optionee in their employ or service for any period.

                           (d)      Number of Shares.
                                    ----------------

                           Each Option shall state the number of Shares to which
it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

                           (e)      Exercise Price.
                                    --------------

                           Each Option shall state the Exercise Price.  Subject
to section 5(b) hereof, (i) the Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and (ii) the Exercise Price in the case of any Nonstatutory Stock Option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of grant.

                           (f)      Medium and Time of Payment; Notice.
                                    ----------------------------------

                           The Purchase Price shall be payable in full in United
States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator in its sole discretion otherwise approves thereof, the Purchase Price may (to the extent permitted by applicable law) be paid (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price, or (ii) so long as at least the par value of the Shares being purchased is paid in cash and/or Shares as above, the balance of the Purchase Price may be paid with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such promissory note shall be determined by the Administrator. The Administrator may require that the Optionee grant a security interest in the Shares being purchased to the Corporation for the purpose of securing the payment of such promissory note, and the Corporation or its designee may retain possession of the stock certificate(s) representing such Shares in order to perfect its security interest.

                           In the event the Corporation determines that it is
required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements before the Optionee shall be permitted to exercise the Option. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee, or by the Corporation not issuing such number of Shares subject to the Option, having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of (i) and (ii) above; provided, that upon exercise of an Option by a Section 16 Participant, any
--------
withholding requirements shall be made by the Company withholding from the Shares otherwise issuable to the Optionee that number of Shares having a Fair Market Value at time of exercise equal to the amount to be withheld.

                           The Optionee shall exercise an Option by completing
and delivering to the Corporation, concurrently with the payment of the Purchase Price in the manner described above, an exercise notice substantially in the form attached as Annex C hereto, or in such other form as the Administrator shall from time to time determine.

                           (g)      Term and Non-Transferability of Options.
                                    ---------------------------------------

                           Each Option shall state the time or times when all or
part thereof becomes exercisable. No Option, including Incentive Stock Options, shall be exercisable after the expiration of ten (10) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right thereunder, shall be null and void and, at the Corporation's option, shall cause all of the Optionee's rights under the Option to terminate.

                           (h)      Cessation of Employment (Except by Death,
                                    ----------------------------------------
Disability or Retirement).
------------------------

                           If an Optionee ceases to be an Employee for any
reason other than his or her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions referred to in Section 7(g) above, to exercise the Option at any time within ninety (90) days after cessation of employment, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               For purposes of this Section 7(h), the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

               (i)  Death of Optionee.
                    -----------------

               If an Optionee dies while a Participant, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in
Section 7(g) above, at any time within twelve (12) months after the Optionee's death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date or death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (j)  Disability of Optionee.
                    ----------------------

               If an Optionee ceases to be an Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within twelve (12) months after such cessation of employment, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (k)  Retirement of Optionee.
                    ----------------------

               If an Optionee ceases to be an Employee by reason of Retirement, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within ninety (90) days after cessation of employment, but only to the extent that, at the date of cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (l)  Rights as a Shareholder.
                    -----------------------

               No one shall have rights as a shareholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

               (m)  Modification, Extension and Renewal of Options.
                    ----------------------------------------------

               Within the limitations of the Plan, the Administrator may modify an Option, accelerate the rate at which an Option may be exercised (including, without limitation, permitting an Option to be exercised in full without regard to the installment or vesting provisions of the applicable Option Agreement or whether the Option is at the time exercisable, to the extent it has not previously been exercised), extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

               (n)  Notice of Sale.
                    --------------

               Until the later of the second anniversary of the grant of any Incentive Stock Option and the first anniversary of the issuance of any Stock ("incentive stock") pursuant to the exercise of an Incentive Stock Option, the stock transfer records of the Corporation (whether maintained by it or by any transfer agent of the Common Stock) shall reflect that any certificates issued or to be issued representing incentive stock in connection with such exercise must be registered in the name of the beneficial holder (and not in any "street name") until transferred to a third party, and that the transfer agent shall notify the Corporation in a case of any requested transfer of such incentive stock during that period. In addition, the certificate or certificates registered in the name of the beneficial holder representing the incentive stock issued upon such exercise will bear the following legend during such period:

          "Solely to assist the issuer of the shares represented by this certificate, until the later of the second anniversary of the date of grant of the Option under which the certificate was originally issued or one year from the date of original issuance of the shares represented by the certificate, the Transfer Agent will notify the issuer of the shares represented hereby of any requested transfer by the original registered holder."

               (o)  Other Provisions.
                    ----------------

               An Option Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Administrator shall deem advisable. Without limiting the foregoing, at the discretion of the Administrator, the Corporation may reserve to itself or its assignee(s), in an Option Agreement, (i) a right of first refusal to purchase any Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (ii) a right to repurchase any or all Shares held by an Optionee upon the Optionee's cessation of employment or service with the Corporation or any of its Subsidiaries for any reason (or upon other events) within a specified time as determined by the Administrator at the time of grant at a price equal to the Optionee's original Exercise Price, the fair market value of such Shares as determined by the Board, or in a manner determined by the Board, in good faith, or a price determined by a formula or other provision set forth in the Option Agreement; provided, that in the case of any Option the issuance of which the Corporation
--------
intends to be exempt under Section 25102(o) of the California Corporate Securities Law, the provisions described in the foregoing sentence shall be subject to clauses (f) and (k) Rule 260.140.41(of the California Commissioner of Corporations.

               (p)  Substitution of Options.
                    -----------------------

               Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or of any reorganization or other transaction qualifying under Section 424 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute options under the Plan for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

          8.   LIMITATION ON ANNUAL AWARDS.
               ---------------------------

               To the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries, exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For the purposes of this Section 8, Incentive Stock Options shall be taken into account in the order in which they were granted.

          9.   TERM OF PLAN.
               ------------

               Options may be granted pursuant to the Plan until the expiration of the Plan ten years after the effective date referred to in Section 3.

          10.  EFFECT OF CERTAIN EVENTS.
               ------------------------

               (a)  Stock Splits and Dividends.
                    --------------------------

               Subject to any required action by shareholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

               (b)  Merger, Sale of Assets, Liquidation.
                    -----------------------------------

               Subject to any required action by shareholders, if the Corporation shall merge with another corporation and the Corporation is the surviving corporation in such merger and under the terms of such merger the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Option shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Option would have been entitled as a result of the merger. If the Corporation sells or disposes of all or substantially all of its assets or merges (other than a merger of the type described in the immediately preceding sentence) or consolidates with or into another corporation or entity, this Plan and each Option shall terminate, but only after each Optionee (or the successor in interest) has been given the right to exercise any unexpired Option or Options in full or in part, to the extent that, on the date of such sale, disposition or merger, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised. This right shall be exercisable for the period of twenty (20) days ending five (5) days before the effective date of the sale, merger, or consolidation (or such longer period as the Administrator may specify). Alternatively, in its sole and absolute discretion, the surviving or acquiring corporation (or the parent company of the surviving or acquiring corporation) may tender to any Optionee (or successor in interest) a substitute option or options to purchase shares of the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation). The substitute option shall contain all terms and provisions required substantially to preserve the rights and benefits of all Options then held by the Optionee (or successor in interest) receiving the substitute option. Any other dissolution or liquidation of the Company shall cause each Option to terminate.

          At the discretion of the Administrator, an Option exercised in contemplation of the consummation of the sale of all substantially all of the assets of the Corporation or a merger (other than a merger of the type described in the first sentence of the immediately preceding paragraph) or consolidation of the Corporation with another corporation, may be conditioned upon such sale, merger or consolidation becoming effective.

               (c)  Adjustment Determination.
                    ------------------------

               To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

               (d)  Limitation on Rights.
                    --------------------

               Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

               (e)  Change in Control.
                    -----------------

               In the event of a pending takeover bid, tender offer or exchange offer for twenty percent (20%) or more of the outstanding Common Stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any Subsidiary or any employee benefit plan of the Company), whether or not deemed a tender offer under applicable federal or state law, or in the event that any person makes any filing under the
Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a filing of a Schedule 13G, the Administrator may in its sole discretion, without obtaining shareholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the Plan:

               (i) Pay cash to any or all holders of Options at the then-current market value of the Option Shares in exchange for the cancellation of their outstanding Options; or

               (ii) Make any other adjustments or amendments to the Plan and outstanding Options and substitute new Options for outstanding Options;

provided, that no acceleration payment or adjustment shall be made by reason of
--------
this subsection (e) which, when aggregated with other payments made to the Optionee, would, in the opinion of the Administrator, result in an excess parachute payment for which the Company (or, where applicable, a Subsidiary) would not receive a Federal income tax deduction by reason of Section 280G of the Code.

          11.  SECURITIES LAW REQUIREMENTS.
               ---------------------------

               (a)  Legality of Issuance.
                    --------------------

               No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

                    (i) it and the Optionee have taken all actions required to register the offer and sale of the Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

                    (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

                    (iii) any other applicable provision of state or Federal law has been satisfied.

               (b)  Restrictions on Transfer; Representations of Optionee;
                    ------------------------------------------------------
Legends.
-------

               Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

          "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE `ACT'). ANY TRANSFER OR PLEDGE OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER OR PLEDGE TO COMPLY WITH THE ACT."

          Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

               (c)  Registration or Qualification of Securities.
                    -------------------------------------------

               The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The

Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

               (d)  Exchange of Certificates.
                    ------------------------

               If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

          12.  AMENDMENT OF THE PLAN.
               ---------------------

          The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's shareholders, no such revision or amendment shall:

               (a) Materially increase the benefits accruing to Participants under the Plan;

               (b) Increase the number of Shares which may be issued under the Plan;

               (c) Change the designation in Section 5 hereof with respect to the classes of persons eligible to receive Options; or

               (d)  Amend this Section 12 to defeat its purpose.

          13.  EXCHANGE ACT.
               ------------

               If the Common Stock is registered under the Exchange Act, the Plan shall be amended by the Administrator from time to time to the extent necessary or advisable, in the judgment of the Administrator after having consulted with Corporation's counsel, to enable Section 16 Participants to obtain the benefits of such exclusions or exemptions from the Sections 16 Requirements as may be established by the Commission from time to time by rule, regulation, administrative order or interpretation (whether such interpretation is made by the Commission or staff) with respect to (i) the receipt of Options,
(ii) the exercise, modification, extension, cancellation, exchange, termination or expiration of Options, (iii) the purchase of Common Stock upon the exercise of Options, (iv) the sale of Common Stock received upon the exercise of Options, and (v) the administration of this Plan. Anything in the Plan to the contrary notwithstanding, such amendments may be made without approval of the Corporation's shareholders unless and to the extent that, in the judgment of the Administrator after consulting with the Corporation's counsel, shareholder approval of such an amendment is a prerequisite to effectuating a desired exclusion or exemption from the Section 16 Requirements.

               With respect to Section 16 Participants, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

          14.  APPLICATION OF FUNDS.
               --------------------

          The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

          15.  APPROVAL OF SHAREHOLDERS.
               ------------------------

          The Plan has been approved by the affirmative vote of the holders of a majority of the Corporation's outstanding shares of capital stock effective October 1, 1997. Any amendment described in Section 12 shall be subject to approval by the Corporation's shareholders.

          16.  GOVERNING LAW.
               -------------

          This Plan, and the Option Agreements, shall be governed by and construed in accordance with the internal substantive laws (and not the laws of conflicts) of the State of California.

          17.  EXECUTION.
               ---------

          To record the adoption of the Plan by the Board as of October 1, 1997,

the Corporation has caused an authorized officer to affix the corporate name hereto.

          18.  INFORMATION.
               -----------

          To the extent required by Rule 260.140.46 of the California Commissioner of Corporations, the Corporation shall provide to an Optionee the information required by such Rule.

                                    AMERICAN PHARMACEUTICAL PARTNERS, INC.



                                    By: /s/ Patrick Soon-Shiong
                                        -----------------------
                                            Name:  Patrick Soon-Shiong
                                            Title: President